                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Form S-3 (Nos. 333-30344 and 333-51430) and on Form S-8 (Nos. 333-73904, 333-55978, 333-53446, 333-32096, 333-32092 and 333-65923) of Hanover
Compressor Company of our report dated September 7, 2001 relating to the combined financial statements of the Gas Compression Business of Schlumberger Limited, which appears in the Current Report on Form 8-K of Hanover Compressor Company dated August 31, 2001.




PricewaterhouseCoopers LLP

Houston, Texas
April 15, 2002